SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	November 3, 2008

Oshkosh Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)
(920) 235-9151
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

        On November 3, 2008, Oshkosh Corporation (the “Company”) issued a press release (the “Press Release”) announcing its earnings for the fourth quarter and fiscal year ended September 30, 2008 and its outlook for fiscal 2009. A copy of such press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

        On November 3, 2008, the Company held a conference call in connection with the Company’s announcement of its earnings for the fourth quarter and fiscal year ended September 30, 2008 and its outlook for fiscal 2009. A copy of the script (the “Script”) for such conference call is furnished as Exhibit 99.2 and is incorporated by reference herein. An audio replay of such conference call and the related question and answer session will be available for at least twelve months on the Company’s website at www.oshkoshcorporation.com.

        The information, including, without limitation, all forward-looking statements, contained in the Press Release, the Script and related slide presentation on the Company’s website (the “Slide Presentation”) or provided in the conference call and related question and answer session speaks only as of November 3, 2008. The Company assumes no obligation, and disclaims any obligation, to update information contained in the Press Release, the Script and the Slide Presentation or provided in the conference call and related question and answer session. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all. Without limitation, it is no longer the policy of the Company to make any public dissemination of any determination that it expects the Company’s earnings per share for future periods for which projections are contained in the Press Release, the Script and the Slide Presentation or provided in the conference call and related question and answer session to be lower than those projections other than in its next regularly scheduled earnings press release and conference call.

        The Press Release, the Script and the Slide Presentation contain, and representatives of the Company made, during the conference call and the related question and answer session, statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in the Press Release, the Script and the Slide Presentation or made during the conference call and related question and answer session, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan,” or the negative thereof or variations thereon or similar terminology. The Company cannot provide any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, without limitation, those set forth under the captions “Accuracy of Assumptions” and “Risk Factors” below. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission.

        In this Current Report on Form 8-K, “we,” “us” or “our” refers to Oshkosh Corporation.

ACCURACY OF ASSUMPTIONS

        The expectations reflected in the forward-looking statements, in particular those with respect to projected sales, costs, earnings, capital expenditures, debt levels and cash flows, are based in part on certain assumptions we make, some of which are referred to in, or as part of, the forward-looking statements. These assumptions include, without limitation, those relating to our estimates for the level of concrete placement activity, housing starts, non-residential construction spending and mortgage rates globally; the performance of the U.S. and European economies; the level of our borrowing costs and that we will not need to amend our credit agreement to maintain compliance with financial covenants; our spending on product development and bid and proposal activities with respect to defense truck procurement competitions and the outcome of such competitions; our ability to offset higher steel and raw material costs through decreases in other costs or product selling price increases; our expectations as to timing of receipt of sales orders and payments and execution and funding of defense contracts; our ability to achieve cost reductions and operating efficiencies across the Company; our ability to turn around the Geesink Norba Group, our European refuse collection vehicle business; our ability to turn around our Oshkosh Specialty Vehicles (“OSV”) business sufficiently to support our current valuation resulting in no impairment charges; that there will be no further impairments of our other long-lived assets; our estimates of the impact of changing fuel prices and credit availability on capital spending of towing operators; our estimates of the impact of changing Medicare reimbursement rates on capital spending of mobile medical providers; the anticipated level of production and margins associated with the Family of Heavy Tactical Vehicles (“FHTV”) contract, the Indefinite Demand/Indefinite Quantity truck remanufacturing contract, the Logistic Vehicle System Replacement (“LVSR”) contract and international defense truck contracts; the impact of rising costs under firm, fixed-priced contracts, including the FHTV and LVSR contracts; our estimates for capital expenditures of rental and construction companies for JLG’s products, of municipalities for fire & emergency and refuse collection vehicles, of airports for aircraft rescue and snow removal products and of large commercial waste haulers generally and with us; federal funding levels for U.S. Department of Homeland Security and spending by governmental entities on homeland security apparatus; the expected level of commercial “package” body and purchased chassis sales compared to “body only” sales; anticipated levels of capital expenditures by us; our estimates for costs relating to litigation, product warranty, product liability, insurance, stock options, performance share awards, bad debts and personnel; and our estimates for foreign currency exchange rates, working capital needs and effective income tax rates. We cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to have been correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on our ability to achieve the results that the forward-looking statements contemplate.

RISK FACTORS

We have a substantial amount of debt. Cyclical downturns in the markets in which we participate could negatively impact our cost of funding. Our current debt levels, including the associated financing costs and restrictive covenants, could limit our flexibility in managing our business. In particular, if we conclude that we are likely to fail to comply with the financial covenants contained in our credit facilities, we would incur higher costs if we obtain an amendment or waiver of such covenants. Our failure to comply with these covenants could result in an event of default that, if not cured or waived, could adversely affect our results of operations.

        As a result of financing the JLG acquisition, we are highly leveraged. We had approximately $2.8 billion of debt outstanding as of September 30, 2008. Our ability to make required payments of principal and interest on our debt will depend on our future performance, which, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control. We cannot provide any assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available under our credit facilities in an amount sufficient to enable us to service our indebtedness or to fund our other liquidity needs should the U.S. or global economies enter a steep or prolonged recession.

        In addition, our credit facilities contain financial and restrictive covenants. Our failure to comply with such covenants could result in an event of default that, if not cured or waived, could have a material adverse effect on our financial condition, results of operations and debt service capability. These covenants may limit our ability to, among other things, borrow under our existing credit facilities to fund operations or take advantage of business opportunities. Over the last 18 months, we have experienced declines in several of our markets. Based on our current outlook, there are scenarios under which we could fall out of compliance with the financial covenants contained in our credit facilities. Our failure to comply with such financial covenants, or our concluding that we are likely to fail to comply with such covenants, could also lead us to seek an amendment to or waiver of the financial covenants contained in our current credit facilities. Despite our belief that we could obtain an amendment if necessary, under current credit market conditions, we cannot provide assurance that we would be able to obtain any amendments to or waivers of the covenants contained in our credit facilities that we may request, and any amendments to or waivers of the covenants would likely involve substantial upfront fees, significantly higher annual interest costs and other terms significantly less favorable to us than those currently in our credit facilities.

        We also previously entered into an interest rate swap agreement to hedge a portion of the variable rate interest payments under our current credit facilities. As of September 30, 2008, the fair value of the interest rate swap agreement was recorded as a liability with the offsetting charge recorded in other comprehensive income within shareholders’ equity. In the event that an amendment to our current credit facilities would be required, certain key terms of the credit facilities could change. Such a change could impair the effectiveness of the interest rate swap and cause any loss recorded in other comprehensive income to be reclassified, net of tax, to current earnings. At September 30, 2008, the value of the interest rate swap recorded in other comprehensive earnings was $27.3 million, net of tax.

        Our high level of debt, current conditions in the credit markets and the covenants contained in our credit facilities could have important consequences for our operations, including:

•	Increase our vulnerability to general adverse economic and industry conditions and detract from our ability to withstand successfully a downturn in our highly cyclical markets or economies generally;

•	Require us to dedicate a substantial portion of our cash flow from operations to higher interest costs or higher required payments on debt, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development, dividends and other general corporate activities;

•	Limit our ability to obtain additional financing in the future to fund working capital, capital expenditures and other general corporate requirements;

•	Limit our ability to pursue strategic acquisitions that may become available in our markets or otherwise capitalize on business opportunities if we had additional borrowing capacity;

•	Limit our flexibility in planning for, or reacting to, changes in our business and the markets we serve;

•	Place us at a competitive disadvantage compared to less leveraged competitors; and

•	Make us vulnerable to increases in interest rates because a portion of our debt under our credit facilities is at variable rates.

We may be adversely affected by the current economic environment.

        As a result of the credit market crisis (including uncertainties with respect to financial institutions and the global capital markets), depressed equity markets across the globe and other macro-economic challenges currently affecting the economy of the U.S. and other parts of the world, customers or vendors may experience serious cash flow problems, and as a result, customers may seek to modify, delay or cancel plans to purchase our products and vendors may seek to significantly and quickly increase their prices or reduce their output. If customers are not successful in generating sufficient revenue or are precluded from securing financing, they may not be able to pay, or may delay payment of, accounts receivable that are owed to us. Any inability of current and/or potential customers to pay us for our products may adversely affect our earnings and cash flow. If economic conditions in the U.S. and other key markets deteriorate further or do not show improvement, we may experience material adverse impacts to our financial condition, profitability and/or cash flows. Additionally, if these economic conditions persist, our intangible assets at various businesses may become impaired.

Our markets are highly cyclical and a decline in these markets could have a material adverse effect on our operating performance.

        A decline in overall customer demand in our cyclical access equipment, commercial and fire & emergency markets could have a material adverse effect on our operating performance. The access equipment market that JLG operates in is highly cyclical and impacted by the strength of economies in general, by prevailing mortgage and other interest rates, by residential and non-residential construction spending and by other factors. The ready-mix concrete market that we serve is highly cyclical and impacted by the strength of the economy generally, by prevailing mortgage and other interest rates, by the number of housing starts and by other factors that may have an effect on the level of concrete placement activity, either regionally or nationally. Domestic and European refuse collection vehicle markets are also cyclical and impacted by the strength of economies in general and municipal tax receipts. Fire & emergency markets are modestly cyclical and are impacted by the economy generally and municipal tax receipts. Concrete mixer and access equipment sales also are seasonal with the majority of such sales occurring in the spring and summer months, which constitute the traditional construction season.

        The global economy is currently experiencing a downturn. Many believe the U.S. and European economies have entered a recession, which has negatively impacted our sales volumes in these regions for our access equipment, commercial and, to a lesser extent, our fire & emergency products. U.S. housing starts were again weak in fiscal 2008 and U.S. and European non-residential construction spending has also weakened in certain geographical areas, each further contributing to the lower sales volumes. A further reduction in non-residential construction spending may cause future weakness in demand for our products. In addition, customers of ours, such as municipalities, have been reducing their expenditures for fire & emergency equipment in anticipation of lower tax revenues. The towing and recovery equipment market is also being negatively impacted by higher fuel costs, the U.S. economy and the tightening credit markets. We cannot provide any assurance that the global economic downturn will not continue or become more severe. If the global economic downturn continues or becomes more severe, then there could be a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

        Additionally, the high levels of sales in our defense business in recent years have been due in significant part to demand for defense trucks, replacement parts and services and truck remanufacturing arising from the conflict in Iraq. Events such as this are unplanned, and we cannot predict how long this conflict will last or the demand for our products that will arise out of such an event. Accordingly, we cannot provide any assurance that the increased defense business as a result of this conflict will continue. Furthermore, a new administration will be entering the White House in January 2009 and the recent bailout of U.S. financial institutions, insurance companies and others is expected to put significant pressure on the federal budget, including the defense budget. It is too early to tell what the impact of a change in administration and federal budget pressures will mean to funding for Oshkosh defense programs. As such, we cannot provide any assurance that funding for our defense programs will not be impacted by the change in administrations and federal budget pressures.

Raw material price fluctuations may adversely affect our results.

        We purchase, directly and indirectly through component purchases, significant amounts of steel, petroleum based products and other raw materials annually. During fiscal 2008, steel and fuel prices increased significantly resulting in us paying higher prices for these items. Although steel and fuel prices have recently begun to decline, steel prices in particular but also fuel prices are not back to levels experienced prior to the run-up in price and there are indications that the costs of these items may continue to fluctuate significantly in the future. Although we have firm, fixed-price contracts for some steel requirements and have some firm pricing contracts for components, we may not be able to hold all of our steel and component suppliers to pre-negotiated prices or negotiate timely component cost decreases commensurate with any steel and fuel cost decreases. The ultimate duration and severity of the pricing issues for these items is not presently estimable. Without limitation, these conditions could impact us in the following ways:

•	In the access equipment, fire & emergency and commercial businesses, we have announced selling price increases to recover increased steel, component and fuel costs experienced in fiscal 2008. However, any such new product prices apply only to new orders, and we do not anticipate being able to recover all cost increases from customers due to the amount of orders in our backlog prior to the effective dates of new selling prices. In addition, some customers could react adversely to these price increases, and competitive conditions could limit price increases in some market sectors like access equipment. Alternatively, adherence to the price increases could affect sales volumes in some market sectors. Furthermore, steel, component and fuel costs may rise faster than expected, and our product selling price increases may not be sufficient to recover such increases.

•	In the defense business, we are generally limited in our ability to raise prices in response to rising steel, component and fuel costs as we largely do business under annual firm, fixed-price contracts with the United States Department of Defense (the “DoD”). We attempt to limit this risk by obtaining firm pricing from suppliers at the time a contract is awarded. However, if these suppliers, including steel suppliers, do not honor their contracts, then we could face margin pressure in our defense business.

If we are unable to successfully turn around the profitability of our Geesink Norba Group, then there could be material adverse effects on our financial condition, profitability and/or cash flows.

        The Geesink Norba Group, our European refuse collection vehicle business, operated at a loss in fiscal 2007 due to soft market demand for its products in the United Kingdom, the lack of available chassis for mounting refuse collection vehicles in France and some market share losses. We have taken steps over the last two years to turn around the Geesink Norba Group business, including selling an unprofitable facility in The Netherlands during the first quarter of fiscal 2008, rationalizing a facility in Blomstermala, Sweden in order to consolidate Norba-branded production in The Netherlands, reducing its work force, installing new executive leadership, integrating operations with JLG, implementing lean manufacturing practices, introducing new products and outsourcing components to lower cost manufacturing sites. The turnaround of the Geesink Norba Group has taken longer than we anticipated. We incurred an operating loss at this business again in fiscal 2008 as we executed on a number of the turnaround initiatives described above and recorded pre-tax charges of $175.2 million related to the non-cash impairment of intangible assets of the Geesink Norba Group in the third quarter of fiscal 2008. While we expect improved results at the Geesink Norba Group in fiscal 2009, we expect to incur additional operating losses in fiscal 2009 as we continue to implement these turnaround activities. We may incur costs to continue to implement the turnaround beyond our current expectations for such costs. In addition, we cannot provide any assurance that the Geesink Norba Group will be able to operate profitably after such activities have been completed. If we are unable to continue to turn around the business of the Geesink Norba Group, then there could be material adverse effects on our financial condition, profitability and/or cash flows.

Our dependency on contracts with U.S. and foreign government agencies subjects us to a variety of risks that could materially reduce our revenues or profits.

        We are dependent on U.S. and foreign government contracts for a substantial portion of our business. That business is subject to the following risks, among others, that could have a material adverse effect on our operating performance:

•	Our business is susceptible to changes in the U.S. defense budget, which may reduce revenues that we expect from our defense business.

•	The U.S. government may not appropriate funding that we expect for our U.S. government contracts, which may prevent us from realizing revenues under current contracts or receiving additional orders that we anticipate we will receive.

•	Most of our government contracts are fixed-price contracts, and our actual costs may exceed our projected costs, which could result in lower profits or net losses under these contracts.

•	We are required to spend significant sums on product development and testing, bid and proposal activities and pre-contract engineering, tooling and design activities in competitions to have the opportunity to be awarded these contracts.

•	Competitions for the award of defense truck contracts are intense, and we cannot provide any assurance that we will be successful in the defense truck procurement competitions in which we participate.

•	Certain of our government contracts could be suspended or terminated and all such contracts expire in the future and may not be replaced, which could reduce expected revenues from these contracts.

•	Our defense products undergo rigorous testing by the customer and are subject to highly technical requirements. Any failure to pass these tests or to comply with these requirements could result in unanticipated retrofit costs, delayed acceptance of trucks or late or no payments under such contracts.

•	Our government contracts are subject to audit, which could result in adjustments of our costs and prices under these contracts.

•	Our defense truck contracts are large in size and require significant personnel and production resources, and when such contracts end, we must make adjustments to personnel and production resources.

•	We periodically experience difficulties with sourcing sufficient vehicle carcasses to maintain our defense truck remanufacturing schedule, which can create uncertainty for this area of our business.

We are expanding international operations, the conduct of which subjects us to risks that may have a material adverse effect on our business.

        Expanding international sales is a part of our growth strategy. International operations and sales are subject to various risks, including political, religious and economic instability, local labor market conditions, the imposition of foreign tariffs and other trade barriers, the impact of foreign government regulations and the effects of income and withholding taxes, governmental expropriation and differences in business practices. We may incur increased costs and experience delays or disruptions in product deliveries and payments in connection with international manufacturing and sales that could cause loss of revenues and earnings. In addition, we are increasingly subject to export control regulations, including, without limitation, the United States Export Administration Regulations and the International Traffic in Arms Regulations. Unfavorable changes in the political, regulatory and business climate could have a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

We are subject to fluctuations in exchange rates and other risks associated with our non-U.S. operations that could adversely affect our results of operations and may significantly affect the comparability of our results between financial periods.

        For the fiscal year ended Septemeber 30, 2008, approximately 30% of our net sales were attributable to products sold outside of the U.S., including approximately 17% that involved export sales from the U.S. The majority of export sales are denominated in U.S. dollars. Sales outside the United States are typically made in the local currencies of those countries. Fluctuations in foreign currency can have an adverse impact on our sales and profits as amounts that are measured in foreign currency are translated back to U.S. dollars. In addition, we have sales of inventory denominated in U.S. dollars to certain of our subsidiaries that have functional currencies other than the U.S. dollar. The exchange rates between many of these currencies and the U.S. dollar have fluctuated significantly in recent years and may fluctuate significantly in the future. Such fluctuations, in particular those with respect to the Euro, the U.K. pound sterling and the Australian dollar, may have a material effect on our net sales, financial condition, profitability and/or cash flows and may significantly affect the comparability of our results between financial periods. Any increase in the value of the U.S. dollar in relation to the value of the local currency will adversely affect our revenues from our foreign operations when translated into U.S. dollars. Similarly, any decrease in the value of the U.S. dollar in relation to the value of the local currency of those countries where our products are sold will increase our development costs in our foreign operations, to the extent such costs are payable in foreign currency, when translated into U.S. dollars.

We may experience losses in our access equipment segment in excess of our recorded reserves for doubtful accounts, finance and pledged finance receivables, notes receivable and guarantees of indebtedness of others.

        We have a portfolio of finance receivables with customers in our access equipment segment and we are a party to agreements whereby we guarantee the indebtedness of customers in our access equipment segment. We evaluate the collectability of open accounts, finance and pledged finance receivables, notes receivable and our guarantees of indebtedness of others based on a combination of factors and establish reserves based on our estimates of potential losses. In circumstances where we believe it is probable that a specific customer will have difficulty meeting its financial obligations, a specific reserve is recorded to reduce the net recognized receivable to the amount we expect to collect, and/or we recognize a liability for a guarantee we expect to pay, taking into account any amounts that we would anticipate realizing if we are forced to take action against the equipment that supports the customer’s financial obligations to us. We also establish additional reserves based upon our perception of the quality of the current receivables, the current financial position of our customers and past collections experience. The historical loss experience of our finance receivables portfolio is limited, however, and therefore may not be indicative of future losses. During periods of an economic downturn, the collateral underlying our guarantees of indebtedness of customers can decline sharply, thereby increasing our exposure to losses. We also face a concentration of credit risk with JLG’s top ten customers representing approximately 31% of JLG’s sales. Furthermore, some of these customers are highly leveraged. We may incur losses in excess of our recorded reserves if the financial condition of our customers were to deteriorate or the full amount of any anticipated proceeds from the sale of the collateral supporting our customers’ financial obligations is not realized. In addition, our cash flows and overall liquidity may be materially adversely affected if any of the financial institutions that purchase our finance receivables become unable or unwilling, due to current economic conditions, a weakening of our or their financial position or otherwise, to continue purchasing such receivables.

A disruption or termination of the supply of parts, materials, components and final assemblies from third-party suppliers could delay sales of our vehicles and vehicle bodies.

        We have experienced, and may in the future experience, significant disruption or termination of the supply of some of our parts, materials, components and final assemblies that we obtain from sole source suppliers or subcontractors or incur a significant increase in the cost of these parts, materials, components or final assemblies. This risk is increased in the current difficult economic environment and tight credit conditions. Such disruptions, terminations or cost increases could delay sales of our vehicles and vehicle bodies and could result in a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

An impairment in the carrying value of goodwill and other indefinite-lived intangible assets could negatively affect our operating results.

        We have a substantial amount of goodwill and purchased intangible assets on our balance sheet as a result of acquisitions we have completed. The carrying value of goodwill represents the fair value of an acquired business in excess of identifiable assets and liabilities as of the acquisition date. The carrying value of indefinite-lived intangible assets represents the fair value of trademarks and trade names as of the acquisition date. Goodwill and indefinite-lived intangible assets expected to contribute indefinitely to our cash flows are not amortized, but must be evaluated for impairment at least annually. If carrying value exceeds current fair value as determined based on the discounted future cash flows of the related business, the goodwill or intangible asset is considered impaired and is reduced to fair value via a non-cash charge to earnings. Events and conditions that could result in impairment include changes in the industries in which we operate, particularly the impact of the current downturn in the global economy, as well as competition and advances in technology, adverse changes in the regulatory environment, or other factors leading to reduction in expected long-term sales or profitability. If the value of goodwill or indefinite-lived intangible assets is impaired, our earnings could be adversely affected.

        Goodwill impairment analysis and measurement is a process that requires significant judgment. A decline in our stock price and resulting market capitalization, such as the decline which occurred during fiscal 2008, could result in impairment of a material amount of our $2.3 billion goodwill balance if we determine that the decline is prolonged and has reduced the fair value of any of our reporting units below its carrying value. We cannot be certain that a future downturn in our business, changes in market conditions or a longer-term decline in the quoted market price of our stock will not result in an impairment of goodwill and the recognition of resulting expenses in future periods, which could adversely affect our results of operations for those periods.

        In February 2006, the Deficit Reduction Act of 2005 (“DRA”) was signed into law. The DRA imposes caps on Medicare payment rates for certain imaging services, including MRI, PET and CT, furnished in physician’s offices and other non-hospital based settings. Under the caps, payments for specified imaging services cannot exceed the hospital outpatient payment rates for those services. The implementation of this law has had a significant effect on the financial condition and results of operations of OSV’s mobile medical customers in the U.S. During fiscal 2008, OSV incurred an operating loss as a result of the slowdown in mobile medical sales and a writers strike during the first half of the year, which affected broadcast vehicles sales. In light of the slowdown in business, we are expanding other markets in which OSV participates and are consolidating production in existing facilities. If we are unable to turn around the business, we may be required to record an impairment charge for OSV’s goodwill, and there could be other material adverse effects on our net sales, financial condition, profitability and/or cash flows.

Changes in regulations could adversely affect our business.

        Both our products and the operation of our manufacturing facilities are subject to statutory and regulatory requirements. These include environmental requirements applicable to manufacturing and vehicle emissions, government contracting regulations and domestic and international trade regulations. A significant change to these regulatory requirements could substantially increase manufacturing costs or impact the size or timing of demand for our products, all of which could make our business results more variable.

We are the defendant in several class action lawsuits.

        On and after September 19, 2008, several shareholder class action lawsuits were filed against us and our Chairman and Chief Executive Officer and a Director, Robert G. Bohn. The complaints allege securities law violations and seek unspecified damages relating to the substantial reduction in our stock price on and after June 26, 2008. Each of the complaints alleges that we made material false statements and omissions relating to our operations and performance prior to our June 26, 2008 announcement that we were lowering our earnings expectations for the third quarter of fiscal 2008 from income of $1.40 to $1.50 per share to a loss of $1.22 to $1.32 per share. The uncertainty associated with substantial unresolved lawsuits could harm our business, financial condition and reputation. The defense of the lawsuits could result in the diversion of management’s time and attention away from business operations and negative developments with respect to the lawsuits could cause a decline in the price of our stock. In addition, although we believe the lawsuits are without merit and we intend to vigorously defend against them, the uncertainties of litigation may cause us to settle or otherwise make payments that could have a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

Competition in our industries is intense and we may not be able to continue to compete successfully.

        We operate in highly competitive industries. Several of our competitors have greater financial, marketing, manufacturing and distribution resources than us and we are facing competitive pricing from new entrants in certain markets. Our products may not continue to compete successfully with the products of competitors, and we may not be able to retain or increase our customer base or to improve or maintain our profit margins on sales to our customers, all of which could adversely affect our net sales, financial condition, profitability and/or cash flows.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being furnished herewith:

(99.1)	Oshkosh Corporation Press Release dated November 3, 2008.

(99.2)	Script for conference call held November 3, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION
Date: November 3, 2008	By: /s/ David M. Sagehorn
David M. Sagehorn
Executive Vice President and
Chief Financial Officer

OSHKOSH CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated November 3, 2008

Exhibit
Number

(99.1)	Oshkosh Corporation Press Release dated November 3, 2008.

(99.2)	Script for conference call held November 3, 2008.